10.5	Guaranty of MIT Ambulatory Care Center, Inc. in favor of Globank Corp. dated as of July 29, 2008

GUARANTY OF MIT AMBULATORY CARE CENTER, INC.

THIS GUARANTY (this “Guaranty”) dated Ju1y 29, 2008 is made by MIT Ambulatory Care Center, Inc. (the “Guarantor”), a Georgia corporation, in favor of Globank Corp. (the “Lender”), a Nevada corporation.

WHEREAS, Lender has agreed to make a loan in the principal amount of $500,000.00 to MIT Holding, Inc. (the “Borrower”) as provided in the promissory note between Lender and Borrower dated the date hereof (the “Promissory Note”); and

WHEREAS, Lender has requested that Guarantor guarantee Borrower’s obligations under the Promissory Note.

Accordingly the Guarantor agrees as follows:

SECTION 1. GUARANTY.

1.1 The Guaranty. The Guarantor hereby guaranties the full and punctual payment and performance when due (whether at stated maturity, upon acceleration or otherwise) of all amounts payable by, and all other obligations to be performed by, the Borrower under the Promissory Note, whether now due or hereafter arising. Upon failure by the Borrower to pay punctually any such payment, or to perform punctually any such other obligations, the Guarantor shall forthwith on demand pay the amount not so paid in immediately available funds at the place specified in the Promissory Note or perform such obligations, as the case may be.

1.2 Guaranty Unconditional. The obligations of the Guarantor hereunder shall be irrevocable, unconditional and absolute without regard to:

(a) any extension, renewal, settlement, compromise, indulgence, waiver or release in respect of any obligation of the Borrower or any other party thereto under the Promissory Note;

(b) any modification or amendment of or supplement to the Promissory Note;

(c) any release, non-perfection or invalidity of any direct or indirect security for any obligation of the Borrower or any other party thereto under the Promissory Note;

(d) any change in the corporate existence, structure or ownership of, or any insolvency, bankruptcy, reorganization or other similar proceeding affecting, the Borrower or its assets;

(e) any invalidity or unenforceability (for any reason) relating to or against the Borrower or any provision of applicable law or regulation purporting to prohibit the payment by the Borrower of (or to reduce or otherwise limit the obligation of the Borrower to pay) any amount payable by the Borrower under the Promissory Note; or

(f) any exercise or failure to exercise by the Lender of any other rights or remedies it may have under the Promissory Note or the exercise by the Lender of its rights and remedies in any manner or order.

1.3 Discharge Upon Payment in Full: Reinstatement in Certain Circumstances. The Guarantor’s obligations hereunder shall remain in full force and effect until the amounts payable by the Borrower under the Promissory Note shall have been paid in full. If at any time any amount payable by the Borrower under the Promissory Note is rescinded or must be otherwise restored or returned upon the insolvency, bankruptcy or reorganization of the Borrower or otherwise, the Guarantor’s obligations hereunder with respect to such payment shall be reinstated at such time as though such payment had not been made.

1.4 Waiver. The Guarantor irrevocably waives acceptance of this Guaranty, presentment, demand, protest and notice, as well as any requirement that at any time any action be taken by any person against the Borrower or any other person.

1.5 Subrogation. Upon making any payment hereunder, the Guarantor shall be subrogated to the rights of the Lender, against the Borrower with respect to such payment or amount; provided, however, that the Guarantor shall not enforce any right or receive any payment by way of subrogation until all amounts payable by the Borrower under the Promissory Note have been paid in full or the obligations of the Borrower thereunder have terminated, whichever is earlier.

1.6 Stay of Acceleration. In the event that acceleration of the time for payment of any amount payable by the Borrower under the Promissory Note is stayed upon the insolvency, bankruptcy or reorganization of the Borrower, all such amounts otherwise subject to acceleration under the terms thereof shall nonetheless be payable by the Guarantor under this Guaranty forthwith on demand.

1.7 Payment Guaranty: No Set-Off or Deductions. Guarantor hereby agrees that (a) this Guaranty is a guaranty of payment and not of collection and (b) amounts payable hereunder shall be paid when due, without set-off or reduction for any reason whatsoever.

SECTION 2. GUARANTOR DEFAULT.

If Guarantor shall default in the timely performance of its obligations under this Guaranty and such default shall be continuing, the Lender may proceed to protect and enforce its rights by action at law, suit in equity or other appropriate proceeding, whether for specific performance of any covenant contained in this Guaranty or in aid of the exercise of any power granted herein, or otherwise.

SECTION 3. MISCELLANEOUS.

3.1 Delay or Omission Not Waiver. No failure on the part of the Lender to exercise, no delay in exercising, and no course of dealing with respect to any right or remedy hereunder will operate as a waiver thereof; nor will any single or partial exercise of any right or remedy hereunder preclude any other further exercise of any other right or remedy. This Guaranty may not be amended or modified except by written agreement of the Guarantor and the Lender.

3.2 Notices and Demands. Every notice or demand under this Guaranty shall be in writing and may be given by telecopy.

Every notice or demand shall be sent (which may be by courier service) as follows:

If to the Guarantor:
37 W. Fairmont Avenue, Suite 202
Savannah, Georgia 31406

With a copy to:
Thomas S. Cullen, Esq.
P.O. Box 9848
200 East Saint Julian Street
Savannah, Georgia 31401

If to the Lender:

Globank Corp.
P.O. Box 4534
Lancaster, CA 93539

or to such other office as any party hereto shall from time to time specify in writing to the other parties hereto. Any notice or demand sent by telecopy shall be confirmed by letter dispatched as soon as practicable thereafter.

Every notice or demand shall, except as far as otherwise expressly provided by this Guaranty, be deemed to have been received (provided it is received prior to 2 p.m. New York time; otherwise, it shall be deemed to have been received on the next following Business Day), in the case of a telecopy, at the time of dispatch thereof (provided further that if the date of dispatch is not a Business Day in the locality of the party to whom such notice or demand is sent, it shall be deemed to have been received on the next following Business Day in such locality) and, in the case of a letter, at the time of receipt thereof.

3.3 Terms. The terms of this Guaranty shall be binding upon, and inure to the benefit of, the Guarantor and the Lender and their respective successors and assigns.

3.4 Governing Law. This Guaranty shall be deemed to be a contract made under the laws of the State of Georgia and for all purposes shall be governed by and construed in accordance with the laws of said State.

3.5 Consent to Jurisdiction: This Guaranty may be enforced in the federal or state courts in the State of New York or in any other courts having jurisdiction. The Guarantor hereby submits itself to the non-exclusive jurisdiction of the United States District Court for the Southern District of New York and the courts of the State of New York located in the City and County of New York for such purpose.

3.6 Survivorship. If any term of this Guaranty and any other application thereof shall be invalid or unenforceable, the remainder of this Guaranty and any other application of such terms shall not be affected thereby.

3.7 Good Faith Obligation. Nothing in this Guaranty shall be construed as a waiver or release of the obligation of the Lender to act in good faith in accordance with the Uniform Commercial Code.

IN WITNESS WHEREOF, the Guarantor has caused this Guaranty to be duly executed on the date first set forth herein.

MIT AMBULATORY CARE CENTER, INC.,
By: /s/ William C. Parker
Name: William C. Parker
Title: President